AMENDMENT NO. 5
TO
MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of June 14, 2010, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Investment Funds (Invesco Investment Funds), and each of Invesco Trimark Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
W I T N E S S E T H:
     WHEREAS, the parties desire to amend the Contract to add a new portfolio – Invesco Emerging Market Local Currency Debt Fund;
     NOW, THEREFORE, the parties agree as follows;
1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
Invesco Balanced-Risk Allocation Fund
Invesco China Fund
Invesco Developing Markets Fund
Invesco Emerging Market Local Currency Debt Fund
Invesco Global Health Care Fund
Invesco International Total Return Fund
Invesco Japan Fund
Invesco LIBOR Alpha Fund
Invesco Endeavor Fund
Invesco Global Fund
Invesco Small Companies Fund
Invesco Alternative Opportunities Fund
Invesco Commodities Strategy Fund
Invesco FX Alpha Plus Strategy Fund
Invesco FX Alpha Strategy Fund
Invesco Global Advantage Fund
Invesco Global Dividend Growth Securities Fund
Invesco Health Sciences Fund
Invesco International Growth Equity Fund
Invesco Pacific Growth Fund
Invesco Van Kampen Emerging Markets Fund
Invesco Van Kampen Global Bond Fund
Invesco Van Kampen Global Equity Allocation Fund
Invesco Van Kampen Global Franchise Fund
Invesco Van Kampen Global Tactical Asset Allocation Fund

Invesco Van Kampen International Advantage Fund
Invesco Van Kampen International Growth Fund”
2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

INVESCO TRIMARK LTD.

Sub-Adviser

By:	/s/ Eric J. Adelson

Name:	Eric J. Adelson
Title:	Senior Vice President, Legal and Secretary

By:	/s/ Wayne Bolton

Name:	Wayne Bolton
Title:	Vice President, Compliance & Chief Compliance Officer

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Karl George Bayer and Jens Langewand

Name:	Karl George Bayer and Jens Langewand
Title:	Managing Directors

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Michelle Moran

Name:	Michelle Moran
Title:	Head of Legal for UK and Ireland

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Masakazu Hasegawa

Name:	Masakazu Hasegawa
Title:	Managing Director

INVESCO AUSTRALIA LIMITED

Sub-Adviser

By:	/s/ Mark Yesberg and Ian Coltman

Name:	Mark Yesberg and Ian Coltman
Title:	Head of Product & Head of Legal Marketing

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Anna Tong and Gracie Liu

Name:	Anna Tong and Gracie Liu
Title:	Director Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Jeffrey H. Kupor

Name:	Jeffrey H. Kupor
Title:	Secretary and General Counsel

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